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                                                                Exhibit 10(iii)A

                             STOCK OPTION AGREEMENT
                            FOR NONEMPLOYEE DIRECTORS



          THIS AGREEMENT, made as of the 19th day of March, 1997 (the "Grant Date"), between National Service Industries, Inc., a Delaware corporation (the "Company"), and Optionee (the "Optionee").

          WHEREAS, in order to provide additional incentive to nonemployee directors joining the Board of Directors to exert maximum efforts for the success of the Company, the Executive Resource and Compensation Committee of the Board of Directors of the Company has on this date approved the option grant provided herein, as further ratified by the Board of Directors on this date; and

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Grant of Option.

          1.1 Subject to, and in accordance with, the terms and conditions set forth in this Agreement, the Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 1,000 whole shares of common stock, par value $1.00 per share, of the Company (the "Shares").

          1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422A of the Code.

          1.3 Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as are set forth in the National Service Industries, Inc. 1992 Nonemployee Directors' Stock Option Plan. Notwithstanding the foregoing reference, the Option is not granted under that Plan.

     2. Purchase Price.

          The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $38.75 per Share.

     3. Duration of Option.

          The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.
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Exhibit 10(iii)A

     4. Exercisability of Option.

          Unless otherwise provided in this Agreement, the Option shall entitle the Optionee to purchase, in whole at any time or in part from time to time, the shares covered by the option after the expiration of one (1) year from the Grant Date.

     5. Manner of Exercise and Payment.

          5.1 Subject to the terms and conditions of this Agreement, the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

          5.2 The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash, by check or by transferring Shares to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted.

          5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to
Section 16 below, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

          5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

     6. Termination of Service.

          6.1 Termination for Cause. If the Optionee's service as a Director terminates for Cause, the Option shall immediately terminate in full and no rights hereunder may be exercised.

          6.2 Other Termination of Service. If the Optionee's service as a Director is terminated for any reason other than for Cause, the Option shall continue to be exercisable in whole or in part (to the extent exercisable on the date of such termination) at any time within three (3) years after the date of such termination, but in no event after the expiration of the Exercise Term. In the event of the Optionee's death, the Option shall be exercisable, to the

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                                                                Exhibit 10(iii)A

extent provided in this Agreement, by the legatee or legatees under his will, or by his personal representatives or distributees and such person or persons shall be substituted for the Optionee each time the Optionee is referred to herein.

     7. Effect of Change in Control.

          Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, (i) the Option shall become immediately and fully exercisable, and (ii) the Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, the Option or any portion of the Option to the extent not yet exercised and the Optionee shall be entitled to receive immediately a cash payment in an amount equal to the excess, if any, of (A) the greater of (x) the Fair Market value, on the date preceding the date of the surrender, of the Shares subject to the Option or portion of the Option surrendered or (y) the Adjusted Fair Market Value of the Shares subject to the Option or the portion of the Option surrendered, over (B) the aggregate purchase price for such Shares under the Option; provided, however, that if the Option was granted within six (6) months prior to the Change in Control, the Optionee shall be entitled to surrender for cancellation the Option or any portion of the Option during the sixty (60) day period following the expiration of six (6) months from the Grant Date and to receive the amount described above with respect to such surrender for cancellation.

     8. Nontransferability.

          The Optionee may designate a person or persons to receive, in the event of the Optionee's death, the Option or any amount payable pursuant thereto, to which the Optionee would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee fails effectively to designate a beneficiary, then his or her estate will be deemed to be the beneficiary. The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

     9. No Right to Continuing Service.

          Nothing in this Agreement shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of service as a director of the Company, nor shall this Agreement interfere in any way with the right of the Company to terminate the Optionee's service as a director at any time.

    10. Adjustments.

          10.1 In the event of a Change in Capitalization, the Board shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Board's adjustment shall be effective and final, binding, and conclusive for all purposes of this Agreement.

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Exhbit 10(iii)A



          10.2 Any stock adjustment in the Shares or other stock or securities subject to the Option (including any adjustments in the purchase price) shall be made only to the extent necessary to maintain the proportionate interest of the Optionee and preserve, without exceeding, the value of such Option.

          10.3 If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise the Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Shares subject to the Option, as the case may be, prior to such Change in Capitalization.


     11. Terminating Events.

          Subject to Section 7 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of Shares was entitled to receive in the Transaction.

     12. Modification of Agreement.

          This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     13. Severability.

          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     14. Governing Law.

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof, except to the extent that such law is pre-empted by federal law.

     15. Successors in Interest.

          This Agreement shall inure to the benefit of and be binding upon each successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

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                                                                Exhibit 10(iii)A

     16. Regulations and Other Approvals; Governing Law.

          16.1 The obligation of the Company to sell or deliver Shares with respect to the Option granted under this Agreement shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

          16.2 The grant is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Board shall interpret and administer the provisions of the Agreement in a manner consistent therewith.

          16.3 The Option is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration, or qualification of Shares issuable pursuant to the Option is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of the Option or the issuance of Shares, no payment shall be made or Shares issued, in whole or in part, unless listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions as acceptable to the Board.

          16.4 In the event that the disposition of Shares acquired pursuant hereto is not covered by a then-current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 of other regulations thereunder. The Board may require any individual receiving Shares pursuant to the Option, as a condition precedent to receipt of such Shares upon exercise of the Option, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately inscribed with a legend reflecting their status as restricted securities as aforesaid.

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Exhibit 10(iii)A

     17. Resolution of Disputes.

          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding, and conclusive on the Optionee and the Company for all purposes.


ATTEST:                                 NATIONAL SERVICE  INDUSTRIES INC.


                                     By:
        Secretary                        James S. Balloun
                                         Chairman of the Board, President, and
                                         Chief Executive Officer



                                         Name of Optionee:  Optionee




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